Exhibit 99(b)

   VALLEY NATIONAL BANCORP REPORTS STRONG FIRST QUARTER RESULTS

WAYNE, New Jersey, April 19, 1995 -- Valley National Bancorp (NYSE:VLY) today reported net income before securities gains of $14.4 million for the first quarter of 1995 as compared to $14.0 million for the first quarter of 1994, a 2.4 percent increase. After securities gains, net income was $14.7 million for the quarter ended March 31, 1995, compared with net income of $16.0 million recorded for the first quarter of 1994 and $14.3 million for the fourth quarter of 1994. Per share earnings were $0.48 for the first quarter of 1995, compared with per share earnings of $0.53 and $0.47 for the first quarter and fourth of 1994, respectively. The first quarter of 1994 was positively impacted by securities gains of $3.3 million, compared to only $537 thousand of securities gains in the first quarter of 1995.

Valley declared a 5 percent common stock dividend on March 23, 1995 to shareholders of record on April 14, 1995 and payable May 2, 1995. Valley maintained the cash dividend at $1.00 per share per annum after the payment of the stock dividend. All per share amounts have been restated for the 5 percent stock dividend.

Valley's 1995 first quarter results translate into a return on average assets of 1.55 percent and a return on average equity of
19.04 percent. Valley's efficiency ratio of 44.9 percent for the first quarter continues to place Valley among the most efficient banking organizations in the country.

Chairman and Chief Executive Officer, Gerald H. Lipkin, said, "From a core banking perspective, Valley continues to demonstrate strong results. Loan volume continued to increase during the first quarter of 1995 and we continue to control non-interest expenses in view of our recent expansion, including the acquisi-tion of American Union Bank and Rock Financial Corporation.
Based upon our analysis, the full benefit of these acquisitions, including the operating efficiencies, has not yet been realized."

On March 31, 1995, Valley's assets totalled $3.82 billion, repre-senting a 2.1 percent increase over the $3.74 billion in assets at December 31, 1994. Additionally, loans net of unearned income increased 2.8 percent to $2.25 billion, compared to December 31, 1994. Total deposits increased 2.7 percent to $3.42 billion at the conclusion of the first quarter 1995, compared with deposits of $3.33 billion recorded on December 31, 1994.

Valley continues to grow its already strong capital position reporting a total shareholders' equity of $322.1 million at March 31, 1995, an 11.3 percent increase over the company's capital position at the conclusion of the first quarter of 1994. This translates into a book value per share of $10.52, a tier one leverage ratio of 8.52 percent and a risk based capital ratio of
15.16 percent.

Net interest income before the provision for possible loan losses was $37.8 million for the first quarter, representing a 1.7 per-cent increase above the $37.1 million recorded in the same period in 1994. More specifically, interest on loans was up 22.7 per-cent during the quarter and reached $46.6 million, compared with $37.9 million recorded during the first quarter of 1994. This helped to limit the decline in the net interest margin to 4.48 percent at the end of the first quarter of 1995 from 4.63 percent and 4.56 percent at March 31, 1994 and December 31, 1994, respec-tively.

"The net interest income in the first quarter of 1995 was direct-ly impacted by a rapid rise in interest rates throughout 1994. Our interest expense grew substantially during the first quarter of 1995, with interest on time deposits being affected the most, rising 60.4 percent above last year's first quarter numbers," Lipkin noted.

Non-interest income for the first quarter was $4.5 million, com-pared with $7.5 million reported in the same period a year ago. Gains on the sale of securities for the first quarter decreased from $3.3 million to $537 thousand. Total non-interest expense including costs connected with recent acquisitions, increased slightly during the quarter to $19.7 million, compared with $19.4 million recorded for the first quarter of 1994.

Non-performing assets, including non-accrual loans, and other real estate owned ("OREO") were $24.2 million, or 1.07 percent of loans and OREO at March 31, 1995, versus $25.7 million, or 1.17 percent of loans and OREO at December 31, 1994. This compares with $23.4 million, or 1.20 percent of loans and OREO at March 31, 1994. Loans past due in excess of 90 days and still accruing interest, were $5.7 million at March 31, 1995, as compared with $15.2 million at March 31, 1994 and $5.4 million at December 31, 1994.

Valley continued its expansion efforts during the first quarter announcing on January 26, that it had entered into a merger agreement by which it will acquire Lakeland First Financial Group, Inc. (NASDAQ:LLSL), the holding company for Lakeland Savings Bank, a $661 million, 16-branch bank headquartered in Succasunna, NJ. The merger will expand Valley's branch network in Morris County and extend it into two new counties, Sussex and Warren.

"With a current return on assets of 1.58 percent and a return on equity over 19 percent, Lakeland represents the type of superior performing organization that Valley seeks to join with in strate-gically expanding its franchise," said Lipkin.

Valley National Bancorp is a regional bank holding company, whose principal subsidiary, Valley National Bank, operates 64 branches in 41 communities in Bergen, Essex, Hudson, Middlesex, Morris,
Passaic, Somerset and Union counties in New Jersey.

         (FINANCIAL HIGHLIGHTS AND STATEMENTS TO FOLLOW)

                               VALLEY NATIONAL BANCORP
                          CONSOLIDATED FINANCIAL HIGHLIGHTS
                   (Dollars in Thousands Except Per Share Amounts)

Three Months Ended March 31,                           1995        1994
                                                    ----------- -----------
Net Income                                         $    14,718 $    16,023
Per Share:
   Net Income                                             0.48        0.53
   Cash Dividends Declared                                0.24        0.22
Return on Average Assets                                  1.55%       1.78%
Return on Average Shareholders' Equity                   19.04%      21.94%
Net Interest Margin on Fully Taxable Equivalent Basis     4.48%       4.63%
Weighted Average Shares Outstanding                 30,581,185  30,042,660

At March 31,

Assets                                             $ 3,824,126 $ 3,625,417
Deposits                                             3,434,447   3,243,445
Loans                                                2,248,208   1,947,586
Shareholders' Equity                                   322,100     289,269
Book Value Per Share                                     10.52        9.62
Tier One Leverage Ratio                                   8.52%       8.01%

Asset Quality

Nonaccrual Loans                                   $    17,852 $    19,493
Other Real Estate Owned                                  6,303       3,896
Total Nonperforming Assets                              24,155      23,389
Total Nonperforming Assets as a % of Loans and OREO       1.07%       1.20%
Loans Past Due 90 Days or More and Accruing              5,741      15,174

Allowance for Loan Losses

Balance, January 1                                      36,434      36,568
Balance from acquisition                                   367           0
Net Charge-Offs:
   Charge-Offs                                          (1,008)       (938)
   Less: Recoveries                                        775         393
     Net Charge-Offs                                      (233)       (545)
Provision for Loan Losses                                  519         945
Balance, March 31                                       37,087      36,968
Net Charge-Offs as a % of Average Loans                   0.04%       0.11%
Allowance for Loan Losses as a % of:
   Loans                                                  1.65%       1.90%
   Nonperforming Assets                                    154%        158%

Note: 1994 figures have been restated for the pooling of interests method of accounting related to the Rock Bank acquisition on November 30, 1994. Per share amounts and weighted average shares outstanding have been restated to reflect the 5% stock dividend declared March 23, 1995 for shareholders of record as of April 14, 1995.

VALLEY NATIONAL BANCORP
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
($ in thousands)                                           March 31,
Assets                                                 1995        1994
                                                    ----------- -----------

Cash and due from banks                             $  131,359  $  135,100
Other short term investments                                 0         231
Federal funds sold                                      40,000      15,000
Investment securities held to maturity:
  U.S. Treasury securities                                   0      64,449
  Obligations of other U.S. government
    agencies and corporations                          481,076     535,766
  Obligations of states and political subdivisions     314,647     317,890
  Other bonds                                           25,065      58,489
  FRB stock                                              1,418       1,021
                                                    ----------- -----------
   Total investment securities held to maturity        822,206     977,615
                                                    ----------- -----------
Investment securities available for sale:
  U.S. Treasury securities                             197,224     180,701
  Obligations of other U.S. government
    agencies and corporations                          281,939     277,098
  Equity securities                                      4,928       7,357
                                                    ----------- -----------
   Total investment securities available for sale      484,091     465,156
                                                    ----------- -----------
Loans, net of unearned income                        2,248,208   1,947,586
Less: Allowance for possible loan losses               (37,087)    (36,968)
                                                   ----------- -----------
Loans, net                                           2,211,121   1,910,618
                                                    ----------- -----------
Premises and equipment                                  49,301      44,289
Due from customers on acceptances outstanding            3,765       1,395
Accrued interest receivable                             24,398      22,804
Other assets                                            57,885      53,209
                                                    ----------- -----------
    Total assets                                    $3,824,126  $3,625,417
                                                    =========== ===========

Liabilities

Deposits:
  Non-interest bearing                              $  458,955  $  431,277
  Interest bearing:
    Savings                                          1,555,423   1,714,228
    Time                                             1,410,069   1,097,940
                                                    ----------- -----------
     Total deposits                                  3,424,447   3,243,445
                                                    ----------- -----------
Federal funds purchased and securities
  sold under agreements to repurchase                   30,177      50,404

Treasury tax and loan account and other
  short term borrowings                                  9,409       6,682
Bank acceptances outstanding                             3,765       1,395
Accrued expenses and other liabilities                  34,228      34,222
                                                    ----------- -----------
      Total liabilities                              3,502,026   3,336,148
                                                    ----------- -----------
Shareholders' Equity
Common stock, no par value, authorized 39,414,375
  shares, issued 30,728,665 shares in 1995 and
  28,788,519 shares in 1994                             17,229      15,960
Surplus                                                177,017     131,345
Retained earnings                                      136,612     147,960
Unrealized loss on securities available for sale        (6,594)     (3,832)
                                                    ----------- -----------
                                                       324,264     291,433
                                                    ----------- -----------
Costs of shares in treasury (121,696 common shares
  in 1995 and 1994)                                     (2,164)     (2,164)
                                                    ----------- -----------
      Total shareholders' equity                       322,100     289,269
                                                    =========== ===========
      Total liabilities and shareholders' equity    $3,824,126  $3,625,417
                                                    =========== ===========

Notes:  1)  March 31, 1994 amounts have been restated to reflect the acquisition of Rock Financial Corp.
        2) Shares outstanding at March 31, 1995 have been restated to reflect the 5% stock dividend payable May 2, 1995.

VALLEY NATIONAL BANCORP
CONSOLIDATED STATEMENTS OF INCOME
($ in thousands, except per share data)                Three Months Ended
                                                             March 31,
                                                        1995        1994
                                                    ----------- -----------
Interest income
Interest and fees on loans                          $   46,578  $   37,948
Interest and dividends on investment securities:
  Taxable                                               15,623      16,525
  Tax-exempt                                             3,618       3,414
  Dividends                                                 52          53
Interest on federal funds sold and other
  short term investments                                   375         329
                                                    ----------- -----------
   Total interest income                                66,246      58,269
                                                    ----------- -----------
Interest Expense
Interest on deposits:
  Savings deposits                                      10,647       9,959
  Time deposits                                         17,480      10,900
Interest on federal funds purchased and securities
  sold under repurchase agreements                         173         227
Interest on other short-term borrowings                    193          47
                                                   ------------ -----------
     Total interest expense                             28,493      21,133
                                                   ------------ -----------
Net interest income                                     37,753      37,136
Provision for possible loan losses                         519         945
                                                   ------------ -----------
Net interest income after provision for possible
  loan losses                                           37,234      36,191
                                                   ------------ -----------
Non-interest income
Trust income                                               220         180
Service charges on deposit accounts                      1,707       1,549
Gains on securities transactions, net                      537       3,341
Fees from mortgage servicing                               806         845
Gains on sales of loans                                      0         399
Other                                                    1,247       1,221
                                                   ------------ -----------
     Total non-interest income                           4,517       7,535
                                                   ------------ -----------
Non-interest Expense
Salary expense                                           7,888       7,567
Employee benefit expense                                 2,227       1,958
FDIC insurance premiums                                  1,894       1,813
Occupancy and equipment expense                          2,996       2,912
Amortization of intangible assets                          495         889
Other                                                    4,203       4,238
                                                   ------------ -----------
     Total non-interest expense                         19,703      19,377
                                                   ------------ -----------
Income before income taxes                              22,048      24,349
Income taxes                                             7,330       8,326
                                                   -----------  -----------
Net income                                         $    14,718  $   16,023
                                                   ===========  ===========
Per share data:
  Net income per share                             $      0.48  $     0.53
                                                   ------------ -----------
Weighted average number of shares outstanding       30,581,185  30,043,660
                                                   ------------ -----------

Notes:  1)  March 31, 1994 amounts have been restated to reflect the acquisition of Rock Financial Corp.
        2) Per share and average shares outstanding information has been restated to reflect the 5% stock dividend payable May 2, 1995.